UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 10, 2020

MI1 GLOBAL TELCO., INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53749	98-0632051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36, JALAN SERI UTARA 3/3C, KIPARK AVENUE

OFF JALAN IPOH, 68100 KUALA LUMPUR

WILAYAH PERSEKUTUAN, MALAYSIA

(Address of Principal Executive Offices)  (Zip Code)

+603 6241 2023 / +603 6242 1028

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On April 10, 2020, Mi1 Global Limited converted certain debt of Mi1 Global Telco., Inc. (the “Company”) in the amount of $90 at a price per share of $0.001 into shares of common stock of the Company. As consideration for the conversion, the Company issued 90,000 shares of common stock of the Company to Mi1 Global Limited. As a result of the conversion, Mi1 Global Limited increased its ownership to 90% of the issued and outstanding shares of common stock of the Company.

The issuance of 90,000 new shares of common stock of the Company to Mi1 Global Limited was exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act. Neither the Company nor anyone acting on the Company’s behalf offered or sold these shares by any form of general solicitation or general advertising.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.4       Debt Exchange Agreement dated as of April 10, 2020 between Mi1 Global Limited and the Company.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MI1 GLOBAL TELCO., INC.

Dated: April 21, 2020	By: /s/ KOK Seng Yeap
KOK Seng Yeap
Chief Executive Officer

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